                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 19, 2003


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)







           Delaware                       1-13461               76-0506313
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)




                            950 Echo Lane, Suite 100
                              Houston, Texas 77024
              (Address of principal executive offices) (Zip code)

                                 (713) 647-5700
              (Registrant's telephone number including area code)

ITEM 9.  REGULATION FD DISCLOSURE

         On February 19, 2003, Group 1 Automotive, Inc., a Delaware corporation, announced its financial results for the fourth quarter and full year ended December 31, 2002. The text of the press release is set forth below:



NEWS RELEASE                                                                        GROUP 1 AUTOMOTIVE INC
                                                              950 Echo Lane, Suite 100, Houston, TX  77024

AT GROUP 1:                Chairman, President and CEO        B.B. Hollingsworth, Jr.       (713) 647-5700
                           EVP, CFO and Treasurer             Scott L. Thompson             (713) 647-5700
                           Manager, Investor Relations        Kim Paper                     (713) 647-5700

AT Fleishman-Hillard:      Investors/Media                    Russell A. Johnson            (713) 513-9515


FOR IMMEDIATE RELEASE
WEDNESDAY, FEB. 19, 2003

              GROUP 1 AUTOMOTIVE POSTS RECORD NET INCOME IN 2002;
            FOURTH-QUARTER 2002 EARNINGS EXCEED REVISED EXPECTATIONS

                     FIFTH CONSECUTIVE YEAR OF EPS GROWTH;
           COMPANY CONFIRMS GUIDANCE - EPS GROWTH TO CONTINUE IN 2003

HOUSTON, FEB. 19, 2003--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today reported more than $1 billion in revenues and $0.53 diluted earnings per share compared to $0.68 in fourth quarter 2001, which was one of the best periods in the history of the automobile industry.

"Although our operating results are down from fourth quarter last year, as we compare against the exceptional financial results realized a year ago, we continue to generate significant earnings and cash flow. We are benefiting from our diverse revenue streams despite the challenge of operating in a soft U.S. economy and a challenging used car environment," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. This marks the Company's fifth consecutive year of earnings per share growth.

HIGHLIGHTS:
o   Q4 REVENUES TOP $1.0 BILLION
o   Q4 GROSS MARGIN EXPANDS TO 15.4 PERCENT VS. 14.7 PERCENT
o   FULL-YEAR NET INCOME INCREASED 21.0 PERCENT TO $67.1 MILLION
o   FULL-YEAR DILUTED EPS UP 8.1 PERCENT TO $2.80


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
------------------------------------------------------------------------------------------------------------

                                  SUMMARY RESULTS OF OPERATIONS (UNAUDITED)
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                 THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                    DECEMBER 31,                    DECEMBER 31,
                                            -----------------------------   -----------------------------
                                                2002            2001            2002            2001
                                            -------------   -------------   -------------   -------------
     REVENUES                               $    1,032.6    $    1,039.9    $    4,214.4    $    3,996.4
     GROSS PROFIT                           $      159.5    $      153.0    $      652.3    $      607.3
     INCOME FROM OPERATIONS                 $       28.6    $       33.8    $      137.6    $      131.3
     NET INCOME                             $       12.3    $       16.2    $       67.1    $       55.4
     DILUTED EARNINGS PER SHARE             $       0.53    $       0.68    $       2.80    $       2.59

------------------------------------------------------------------------------------------------------------
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RESULTS FOR THE FOURTH QUARTER
For the fourth quarter ended Dec. 31, 2002, revenues were $1.0 billion, consistent with the same period last year. After a 21.4 percent increase in same store revenues in the fourth quarter of 2001, the Company experienced a
14.1 percent decline in same store revenues in the fourth quarter of 2002. This decline was offset by revenues contributed by dealerships acquired during the year. New vehicle retail sales fell 1.9 percent, on a unit sales decrease of
3.8 percent. Used vehicle retail sales fell 9.3 percent, with retail unit sales
11.8 percent lower. Parts and service and finance and insurance revenues grew
16.6 percent and 3.9 percent, respectively.

Net income decreased 23.9 percent to $12.3 million from $16.2 million, resulting in diluted earnings per share of $0.53 from $0.68 a year ago, a 22.1 percent reduction. Average shares outstanding decreased 1.8 percent to 23.2 million as the Company repurchased common stock.

Gross margin for the quarter increased to 15.4 percent compared with 14.7 percent during the year-ago period, as vehicle sales slowed and other higher margin revenues increased. Income from operations was $28.6 million versus $33.8 million, a 15.6 percent decrease. Operating margin was 2.8 percent compared with 3.3 percent during the year-ago period.

Hollingsworth stated, "We have focused this quarter on the very successful integration of our new Los Angeles platform, on cost control and on our underperforming operations in Atlanta, South Florida and Dallas." Hollingsworth further noted that from a brand standpoint Honda and Toyota were among the strongest performers. "Our record of 20 consecutive quarters of double-digit year-over-year earnings per share growth ended, but we are proud of that achievement and look forward to the opportunities of a new year," he added.

RECORD PERFORMANCE FOR FULL YEAR
For the year, revenues reached $4.2 billion, a 5.5 percent increase from $4.0 billion for 2001. New vehicle retail sales grew 6.5 percent on a 4.8 percent increase in unit sales. Used vehicle retail sales decreased 2.9 percent on a retail unit sales decline of 3.3 percent. Parts and service and finance and insurance revenues grew 11.7 percent and 14.8 percent, respectively.

Gross margin for 2002 increased to 15.5 percent compared with 15.2 percent in 2001. Income from operations rose 4.8 percent to $137.6 million from $131.3 million, and operating margin remained stable at 3.3 percent. Diluted earnings per share increased 8.1 percent to $2.80 on net income of $67.1 million, compared with $2.59 per diluted share on net income of $55.4 million, for the previous year.

ACQUISITION PROGRAM
During the fourth quarter, Group 1 acquired a new Toyota franchise in the Boston market area, expanding the Ira platform to 14 automobile franchises. The Company also purchased new Lincoln and Mercury

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
franchises in Amarillo, Texas bringing the Gene Messer platform to 17 automobile franchises. The new Ira Toyota and the Gene Messer Lincoln-Mercury franchises began operations in December 2002 with expected annual revenues of $41 million. For the year, the Company completed 21 franchise acquisitions with annual aggregate revenues of $827 million, while it disposed of five dealerships with $51 million of annualized revenues, as part of its previously stated acquisition strategy for 2002.

In January of this year, the Company completed the acquisition of Bob Howard Ford-Lincoln-Mercury, and the divestiture of the Bob Howard Mercedes-Benz dealership in Oklahoma City, Okla. In total, these transactions are expected to add net revenues of $84 million in 2003.


MANAGEMENT'S OUTLOOK
"We expect another strong new vehicle market in 2003, although perhaps lower than 2002. With our ability to adjust our cost structure, combined with successful integration of recent acquisitions, and expected increases in parts and service revenues, we have confidence in confirming the range of our diluted earnings per share guidance for 2003 of $3.10 to $3.30. Earnings growth is expected to emanate from a combination of acquisitions and improved dealership performance, as well as common stock repurchases, as warranted," commented Hollingsworth. In 2002, the Company repurchased 983,000 shares of its common stock at an average price of $24.20.

Group 1 continues to seek strategic tuck-in acquisitions to augment its current markets, as well as platform acquisitions to enter new markets, targeting to add dealerships with aggregate revenues of approximately $800 million. "We have one of the strongest balance sheets in the industry which allows us to implement our growth plan without reliance on the equity market," commented Hollingsworth.

FOURTH-QUARTER CONFERENCE CALL
Group 1 will hold a conference call to discuss fourth-quarter and full-year results at 10 a.m. ET on Wednesday, Feb. 19, 2003. The call can be accessed live and will be available for replay over the Internet via www.vcall.com, or through Group 1's website, www.group1auto.com, for 30 days.

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns 73 automotive dealerships comprised of 114 franchises, 29 different brands, and 25 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

    GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

     o    earnings per share for the year ending 2003
     o    the completion of future acquisitions
     o    operating cash flows and availability of capital
     o    future stock repurchases
     o    capital expenditures
     o changes in sales volumes in the new and used vehicle and parts and service markets

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     o    business trends, including incentives, new vehicle sales, product cycles and interest rates

     o    ability to adjust cost structure

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

     o the future economic environment, including consumer confidence, interest rates, the level of manufacturer incentives and the availability of consumer credit may affect the demand for new and used vehicles and parts and service sales
     o    regulatory environment, adverse legislation, or unexpected litigation
     o our principal automobile manufacturers, especially Ford, Toyota/Lexus, GM and DaimlerChrysler may not continue to produce or make available to us vehicles that are in high demand by our customers
     o requirements imposed on us by our manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities
     o our dealership operations may not perform at expected levels or achieve expected improvements
     o we may not achieve expected future cost savings and our future costs could be higher than we expected
     o available capital resources and various debt agreements may limit our ability to repurchase shares
     o available capital resources may limit our ability to complete acquisitions
     o available capital resources may limit our ability to complete construction of new or expanded facilities
     o    our cost of financing could increase significantly
     o new accounting standards could materially impact our reported earnings per share
     o    we may not reach agreement with additional acquisition candidates
     o    we may not be able to adjust our cost structure
     o    we may lose key personnel
     o competition in our industry may impact our operations or our ability to complete acquisitions
     o we may not achieve expected sales volumes from the franchises granted to us

This information and additional factors that could affect our operating results and performance will be described in our Form 10-K, set forth under the headings "Business-Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We urge you to carefully consider those factors.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.


                           FINANCIAL TABLES TO FOLLOW

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
                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                  DECEMBER 31,                         DECEMBER 31,
                                                          ------------------------------     ---------------------------------
                                                              2002             2001              2002               2001
                                                          -------------    -------------     --------------     --------------
REVENUES:
New vehicle retail sales                                     $619,599         $631,886        $2,526,847          $2,373,299
Used vehicle retail sales                                     217,490          239,879           921,359             949,086
Used vehicle wholesale sales                                   56,856           45,906           222,529             190,565
Parts & service                                               106,672           91,472           402,169             360,201
Finance & insurance, net                                       31,981           30,766           141,460             123,223
                                                          -------------    -------------     --------------     --------------
           Total revenues                                   1,032,598        1,039,909         4,214,364           3,996,374

COST OF SALES:
New vehicle retail sales                                      572,954          582,195         2,337,223           2,185,939
Used vehicle retail sales                                     193,748          215,535           817,385             845,581
Used vehicle wholesale sales                                   59,806           48,660           230,424             197,272
Parts & service                                                46,575           40,488           177,037             160,330
                                                          -------------    -------------     --------------    --------------
           Total cost of sales                                873,083          886,878         3,562,069           3,389,122

Gross Profit                                                  159,515          153,031           652,295             607,252

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                                   127,945          114,667           502,732             458,546

DEPRECIATION AND AMORTIZATION EXPENSE                           3,020            4,550            11,940              17,358
                                                          -------------    -------------     --------------     --------------

Income from operations                                         28,550           33,814           137,623             131,348

OTHER EXPENSE:
Floorplan interest expense                                     (5,557)          (4,770)          (19,371)            (27,935)
Other interest expense, net                                    (2,310)          (2,809)           (9,925)            (13,863)
Other expense, net                                               (855)            (176)           (1,045)               (128)
                                                          -------------    -------------     --------------     --------------

INCOME BEFORE INCOME TAXES                                     19,828           26,059           107,282              89,422

PROVISION FOR INCOME TAXES                                      7,534            9,902            40,217              33,980
                                                          -------------    -------------     --------------     --------------

NET INCOME                                                    $12,294          $16,157           $67,065             $55,442
                                                          =============    =============     ==============     ==============

Basic earnings per share                                        $0.55            $0.74             $2.93               $2.75
Diluted earnings per share                                      $0.53            $0.68             $2.80               $2.59

Weighted average shares outstanding:
     Basic                                                 22,463,715       21,840,113        22,874,918          20,137,661
     Diluted                                               23,212,442       23,636,958        23,968,072          21,415,154

OTHER DATA:
Gross margin                                                    15.4%            14.7%             15.5%               15.2%
Operating margin                                                 2.8%             3.3%              3.3%                3.3%
Pretax income margin                                             1.9%             2.5%              2.5%                2.2%
Same store revenues                                            -14.1%            21.4%             -2.8%                7.8%
Manufacturer floorplan assistance                              $6,292           $7,386           $26,674             $29,061

Retail new vehicles sold                                       22,756           23,652            95,005              90,615
Retail used vehicles sold                                      15,124           17,143            65,698              67,927
                                                          -------------    -------------     --------------     --------------
           Total retail sales                                  37,880           40,795           160,703             158,542

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                                          GROUP 1 AUTOMOTIVE, INC.
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                           (DOLLARS IN THOUSANDS)

                                                                 DECEMBER 31,               DECEMBER 31,
                                                                     2002                        2001
                                                              --------------------       --------------------
                                                                  (unaudited)                 (audited)
ASSETS:
Current assets:
  Cash                                                                    $24,333                    $16,861
  Contracts-in-transit and vehicle receivables                            178,623                    130,351
  Inventories                                                             622,205                    454,961
  Other assets                                                             77,877                     59,759
                                                              --------------------       --------------------
       Total current assets                                               903,038                    661,932
                                                              --------------------       --------------------

Property, plant and equipment                                             116,270                     83,011
Intangible assets                                                         368,786                    282,527
Investments and deferred costs from insurance and vehicle
  service contract sales                                                   32,637                     21,187
Other assets                                                                3,034                      5,768
                                                              --------------------       --------------------
       Total assets                                                    $1,423,765                 $1,054,425
                                                              ====================       ====================


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Floorplan notes payable                                                $652,538                   $364,954
  Other interest-bearing liabilities                                          997                      1,687
  Accounts payable and accrued expenses                                   155,748                    140,578
                                                              --------------------       --------------------
       Total current liabilities                                          809,283                    507,219
                                                              --------------------       --------------------

Debt                                                                       83,222                     95,499
Other liabilities                                                          38,656                     30,758
                                                              --------------------       --------------------
       Total liabilities before deferred revenues                         931,161                    633,476
                                                              --------------------       --------------------

Deferred revenues                                                          49,187                     28,706
Stockholders' equity                                                      443,417                    392,243
                                                              --------------------       --------------------
       Total liabilities and stockholders' equity                      $1,423,765                 $1,054,425
                                                              ====================       ====================

OTHER DATA:

Working capital                                                           $93,755                   $154,713

Current ratio                                                                1.12                       1.31

Long-term debt to capitalization                                              16%                        20%

Last 12 months return on average equity                                       16%                        19%

                                      ###

         In accordance with General Instruction B.2. of Form 8-K, the information contained in such press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Group 1 Automotive, Inc.



    February 19, 2003       By:      /s/ Scott L. Thompson
------------------------       ----------------------------------------------
        Date Scott L. Thompson, Executive Vice President Chief Financial Officer and Treasurer